EXHIBIT 10.10


                             STOCK OPTION AGREEMENT

         THIS AGREEMENT, made as of this 20th day of December, 2000, by and between Singlepoint Systems Corporation, a Minnesota corporation, (the intent is to change the name to Global Maintech Corporation, Inc.) (hereinafter "Global" or "the company"), and Wild Cat Management, Inc. (hereinafter "Wild Cat").

         WHEREAS, Global wishes to immediately retain the services of Wild Cat and in lieu of salary offer him stock options as delineated hereafter.

         WHEREAS, Wild Cat is willing to provide sufficient time, skill, and attention to diligently fill the roles of either Chief Executive Officer and/or Chairman of the Board of Directors.

         WHEREAS, Wild Cat will receive $1 salary over the three year period and the following other considerations enumerated hereafter.

         NOW, THEREFORE, in consideration of the mutual covenants and promises, the parties agree as follows:

         1. Wild Cat has been providing services since approximately November 1, 2000, and agrees to continue to provide services to fulfill the functions of either Chief Executive Officer and/or Chairman of the Board for a period of two years or the earlier of the transfer of control of the corporation as defined hereafter.

         2. Global grants Wild Cat as consideration for the services rendered to date and continuing into the future for a period of FIVE years the right to purchase 2,000,000 shares of common stock of the company on the terms described herein under the Company Stock Option Plan and such shares shall be deemed incentive stock options to the maximum extent.

         3. Duration and Exerciseability. Wild Cat shall have the immediate right upon signing this document to exercise the option of purchasing 500,000 shares of common stock at the closing price as of December 20, 2000 ($0.16) (hereinafter the "strike price").

         4. Six months from the date of this agreement, Wild Cat shall be entitled to purchase an additional 750,000 shares of common stock at the strike price and another 750,000 shares after one year.

         5. Wild Cat agrees that any or all of the share options hereunder may be restricted, but the company shall make its best efforts in conformance with the law and shareholder approval to register the shares under the company's S-8 Registration Statements so they are publicly marketable.


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         6. Change in Control.

         (a) Except for an assumption of the Option as described in subsection
(d), in the event that there is a change in control (as hereinafter defined) of Global, the vesting schedule set forth in Section 2 shall accelerate and the Option shall become exercisable with respect to 100% of the Shares upon the occurrence of such transaction; provided, however, that if, in connection with the consummation of the transaction resulting in the Change in Control, Wild Cat is offered consideration, in exchange for the Option, equal to the excess of the value received for one share of Common Stock in such transaction over the exercise price of the Option multiplied by the number of Shares subject thereto, the Option shall terminate upon the consummation of the Change in Control.

         (b) A change in control of Global shall be deemed to have occurred if:

                  (i) Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the Exchange Act) who did not own shares of the capital stock of the company on the date of grant of the Option shall, together with his, her or its Affiliates and Associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the Beneficial Owner (as such term is defined in Rule 13d-3 promulgated under the Exchange
         Act), directly or indirectly, of securities of the company representing 50% or more of the combined voting power of Global then outstanding securities (any such person being hereinafter referred to as an Acquiring Person);

                  (ii) The Continuing Directors (as hereinafter defined) shall cease to constitute a majority of the Global Board of Directors;

                  (iii) There should occur (A) any consolidation or merger involving Global and Global shall not be the continuing or surviving corporation or the shares of the company's capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (A) shall not apply to a merger or consolidation in which (i) the company is the surviving corporation and (ii) the shareholders of the company immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the company; or (C) any liquidation or dissolution of the company; or

                  (iv) The majority of the Continuing Directors determine, in their sole and absolute discretion, that there has been a Change in Control.

         (c) Continuing Director shall mean any person who is a member of the Board of Directors of the company, while such person is a member of the Board of Directors, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative of an


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Acquiring Person or of any such Affiliate or Associate and who (i) was a member of the company's Board of Directors on the date of grant of the Option or (ii) subsequently became a member of the Board of Directors, upon the nomination or recommendation, or with the approval of, a majority of the Continuing Directors.

         (d) In the case of a Change in Control as described in Subsections
(b)(iii)(A) or (B), the Options may be assumed by the surviving or acquiring corporation, as the case may be.

         7. Effect of Termination of Relationship with Global.

         (a) In the event that Wild Cat relationship with the company or its subsidiaries shall terminate, for any reason other than Wild Cat's gross and willful misconduct or Wild Cat's death or disability, Wild Cat shall have the right to exercise the Option at any time within [term of option after termination] after such termination to the extent of the full number of Shares Wild Cat was entitled to purchase under the Option on the date of termination, subject to the condition that the Option shall not be exercisable after the expiration of its term.

         (b) In the event that Wild Cat's relationship with the company or its subsidiaries shall terminate by reason of Wild Cat's gross and willful misconduct during the course of his/her relationship with the company (as reasonably determined by the company), the Option shall terminate as of the date of the misconduct and shall not be exercisable thereafter.

         (c) If Wild Cat shall die during its relationship with the company or its subsidiaries, or within three months after termination of such relationship with the company for any reason other than gross and willful misconduct, or if Wild Cat shall become disabled within the meaning of Section 22(e)(3) of the Code during its relationship with the company or its subsidiaries, and Wild Cat shall not have fully exercised the Option, the Option may be exercised at any time within twelve months after Wild Cat's death or disability by the legal representative or, if applicable, guardian of Wild Cat or by any person to whom the Option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of Shares Wild Cat was entitled to purchase under the Option on the date of death (or termination of its relationship with the company, if earlier) or disability and subject to the condition that the Option shall not be exercisable after the expiration of its term.

         8. Manner of Exercise.

         (a) The Option may only be exercised by Wild Cat or other proper party within the option period by delivering written notice of exercise to the company at its principal executive office. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all of the Shares designated in the notice.

         (b) Wild Cat may, at the company's election, pay the option price in cash, by check (bank check, certified check or personal check).


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         (c) The exercise of the Option is contingent upon receipt from Wild Cat
(or other proper person exercising the Option) of a representation that, at the time of such exercise, it is Wild Cat's intention to acquire the Shares being purchased for investment and not with a view to the distribution or sale thereof within the meaning of the Securities Act of 1933, as amended (the Securities
Act); provided, however, that the receipt of such representation shall not be required upon exercise of the Option if, at the time of such exercise, the issuance of the Shares subject to the Option shall have been properly registered under the Securities Act and all applicable state securities laws. Such representation shall be in writing and in such form as the company may reasonably request. The certificate representing the Shares so issued for investment shall be imprinted with an appropriate legend setting forth all applicable restrictions on their transferability.

         9. Adjustments. If Wild Cat exercises all or any portion of the Option subsequent to any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate or capital structure of the company, Wild Cat shall then receive for the aggregate price paid by him or her on such exercise, the number and type of securities or other consideration which he or she would have received if the Option had been exercised prior to the event changing the outstanding Common Stock in order to prevent dilution or enlargement of the rights granted hereunder.

         10. Miscellaneous.

         (a) This Agreement shall not confer on Wild Cat any right with respect to continuance of employment by or continuance of the relationship with the company or any of its subsidiaries, nor will it interfere in any way with the right of the company to terminate such employment at any time. Wild Cat shall have none of the rights of a shareholder with respect to the Shares until such Shares shall have been issued to him upon exercise of the Option.

         (b) The company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements thereof. The exercise of all or any part of the Option shall only be effective at, and may be deferred until, such time as the sale of the Shares pursuant to such exercise will not violate any federal or state securities laws, it being understood that the company shall have no obligation to register the issuance or sale of the Shares for such purpose.

         11. Arbitration. This Agreement is intended to set forth the important terms between the parties but is unlikely to cover all circumstances. In this regard, if the parties are unable to resolve any disagreement between them, or problems that arise in the future, which may or may not be covered by this Agreement, an arbitrator shall be selected by agreement, and if the parties are unable to agree on an arbitrator, then one shall be selected from the American Arbitration Association in accordance with their normal procedures. The arbitrator's decision shall be binding upon all parties. The arbitrator so selected shall decide the issues to be determined, based upon the following:


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         (a)      That both parties be treated fairly and equitably;
         (b)      The intent of this Agreement or any subsequent amendments; and
         (c)      Practical considerations.






         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                        Singlepoint Systems Corporation

                                        By    /s/ Trent Wong
                                          --------------------------------------
                                          Trent Wong
                                          Its President

                                        By    /s/ Dale Ragan
                                          --------------------------------------
                                          Dale Ragan
                                          Wild Cat Management, Inc.


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